Exhibit 10.1


                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                                MULTEX.COM, INC.

                                       AND

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

                                       AND

                             ML IBK POSITIONS, INC.



                        ---------------------------------

                                  JUNE 20, 2002

                        ---------------------------------

                                                 TABLE OF CONTENTS

                                                                            Page

1.   Definitions ............................................................. 2

2.   Documents to be delivered by Multex.com ................................. 3

3.   Documents to be delivered by the Merrill Entities ....................... 4

4.   [Intentionally Omitted.] ................................................ 4

5.   Representations, Warranties and Certain Agreements of Multex.com ........ 4
            5.1   Organization ............................................... 4
            5.2   Non-contravention; No consent .............................. 4

6.   Representations, Warranties and Certain Agreements of MLPFS ............. 5
            6.1   Organization ............................................... 5
            6.2   Non-contravention; No consent .............................. 5

7.   Representations, Warranties and Certain Agreements of ML IBK ............ 6
            7.1   Organization ............................................... 6
            7.2   Non-contravention; No consent .............................. 6

8.   Covenants/Further Assurances ............................................ 6

9.   Notices ................................................................. 7

10.  Miscellaneous ........................................................... 8
            10.1  Survival of Agreements ..................................... 8
            10.2  Expenses ................................................... 8
            10.3  Captions ................................................... 8
            10.4  No Waiver .................................................. 8
            10.5  Counterparts ............................................... 8
            10.6  Assignment ................................................. 8
            10.7  Governing Law .............................................. 9


Exhibit A   Form of Amended and Restated Warrant
Exhibit B   Form of Addendum Amendment

                           PURCHASE AND SALE AGREEMENT

            This Purchase and Sale Agreement (this "AGREEMENT"), dated as of June 20, 2002, among Multex.com, Inc., a Delaware corporation ("MULTEX.COM"), Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("MLPFS") and ML IBK Positions, Inc., a Delaware corporation ("ML IBK") (Merrill, MLPFS and ML IBK are collectively referred to herein as the "MERRILL ENTITIES").

            WHEREAS, Merrill Lynch & Co., Inc., a Delaware corporation ("MERRILL"), entered into a Purchase Agreement, dated as of December 21, 1999, between Multex.com and Merrill whereby, among other things, Merrill purchased 1,200,000 shares of Multex.com's common stock (the "ORIGINAL SHARES"), subsequently transferred by Merrill to its indirect subsidiary ML IBK;

            WHEREAS, Multex.com and the Merrill Entities have agreed to modify their strategic alliance on the terms and, subject to the conditions, of this Agreement such that Multex.com will reduce the license fees that MLPFS is currently obligated to pay Multex.com under the Master Agreement (defined below) by an aggregate amount equal to $4,500,000 in exchange for the Merrill Entities
(i) transferring 530,000 shares of Multex.com's common stock (the "TRANSFERRED SHARES"), $0.01 par value per share (the "STOCK"), to Multex.com and (ii) forfeiting certain rights under a warrant issued by Multex.com to Merrill on January 31, 2000 (the "ORIGINAL WARRANT"), subsequently transferred by Merrill to its wholly-owned subsidiary MLPFS;

            WHEREAS, in exchange for MLPFS forfeiting certain of its rights under the Original Warrant, Multex.com shall deliver to MLPFS an amended and restated warrant, fully vested and exercisable as of the date hereof, entitling MLPFS to purchase 69,240 shares of Multex.com Stock, all as more specifically described in the Amended and Restated Warrant attached as Exhibit A hereto (the "AMENDED AND RESTATED WARRANT");

            WHEREAS, Multex.com and MLPFS desire to amend Addendum No. 3 to Master Agreement for Electronic Distribution Services (the "MASTER AGREEMENT"), dated as of November 13, 1998, between Multex Systems, Inc. and MLPFS, as amended, all as more specifically described in Amendment No. 2 to Addendum No. 3 to Master Agreement attached as Exhibit B hereto (the "ADDENDUM AMENDMENT"); and

            WHEREAS, Multex Systems, Inc. filed with the Delaware Secretary of State, on February 9, 1999, a Certificate of Amendment to its Certificate of Incorporation whereby it changed its name to Multex.com, Inc.

            NOW THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:


1.    DEFINITIONS.

            The terms defined in this Section 1 shall, for the purpose of this Agreement, have the following meanings (terms defined in the singular or plural include the plural or the singular, as the case may be, unless the context otherwise requires):

            "ADDENDUM AMENDMENT" shall have the meaning set forth in the fourth recital of this Agreement.

            "AFFILIATE" shall mean, with respect to any Person (a) any director, officer or stockholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGREEMENT" shall have the meaning set forth in the preamble of this Agreement.

            "AMENDED AND RESTATED WARRANT" shall have the meaning set forth in the third recital of this Agreement.

            "GOVERNMENTAL BODY" shall mean any federal, state, county, local or foreign governmental or regulatory agency, court, authority, commission, board or other similar body.

            "LAW" shall mean any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Body.

            "MASTER AGREEMENT" shall have the meaning set forth in the fourth recital of this Agreement.

            "MERRILL" shall have the meaning set forth in the first recital of this Agreement.

            "MERRILL ENTITIES" shall have the meaning set forth in the preamble of this Agreement.

            "ML IBK" shall have the meaning set forth in the preamble of this Agreement.

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


            "MLPFS" shall have the meaning set forth in the preamble of this Agreement.

            "MULTEX.COM" shall have the meaning set forth in the preamble of this Agreement.

            "ORDER" shall mean any writ, judgment, decree, injunction or similar order of any Governmental Body, in each case whether preliminary or final.

            "ORIGINAL SHARES" shall have the meaning set forth in the first recital of this Agreement.

            "ORIGINAL WARRANT" shall have the meaning set forth in the second recital of this Agreement.

            "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

            "STOCK" shall have the meaning set forth in the second recital of this Agreement.

            "TRANSACTION DOCUMENTS" shall mean this Agreement, the Amended and Restated Warrant and the Addendum Amendment.

            "TRANSFERRED SHARES" shall have the meaning set forth in the second recital of this Agreement.


2.    DOCUMENTS TO BE DELIVERED BY MULTEX.COM.

            Simultaneous with the execution by the parties of this Agreement:

            (a) Multex.com shall execute and deliver to MLPFS the Addendum Amendment;

            (b) Multex.com shall execute and deliver to MLPFS the Amended and Restated Warrant;

            (c) Multex.com shall deliver to ML IBK a stock certificate in the name of ML IBK representing 670,000 shares of Multex.com's Stock; and

            (d) Multex.com shall deliver to Merrill or its designee, via wire transfer of immediately available funds to the bank account designated by Merrill, payment of 50% of the costs incurred by the Merrill Entities to have legal counsel prepare drafts of the Transaction Documents, subject to a maximum payment by Multex.com of $5,000.

3.    DOCUMENTS TO BE DELIVERED BY THE MERRILL ENTITIES.

            Simultaneous with the execution by the parties of this Agreement:

            (a)   MLPFS shall execute and deliver the Addendum Amendment;

            (b)   MLPFS shall deliver to Multex.com the Original Warrant; and

            (c) ML IBK shall deliver to Multex.com a stock certificate representing 1,200,000 shares of Multex.com's common stock, duly endorsed for transfer to Multex.com or accompanied by a duly executed stock power, effecting the transfer of the Transferred Shares to Multex.com.


4.    [INTENTIONALLY OMITTED.]


5.    REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF MULTEX.COM.

            Multex.com represents and warrants to, and agrees with, the Merrill Entities that:

      5.1 Organization. Multex.com is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Multex.com has all requisite power, authority and capacity, and has taken all action necessary, to execute and deliver this Agreement and the other Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. No other proceedings on the part of Multex.com are necessary to authorize this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly authorized, validly executed and delivered by Multex.com and constitute the legal, valid and binding obligations of Multex.com, enforceable against Multex.com in accordance with their terms, except as such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

      5.2 Non-contravention; No consent. The execution and delivery of this Agreement and the other Transaction Documents and the performance by Multex.com of its obligations hereunder and thereunder will not conflict with or result in the breach of any term or provision of, (i) the Certificate of Incorporation or By-laws of Multex.com, (ii) any material contract to which Multex.com is a party or by which any of its assets are in any way bound, or (iii) any Law or Order by which Multex.com or any of its assets is in any way bound or obligated. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required for the execution, delivery and performance by Multex.com of this Agreement and the other Transaction Documents and no consent, approval or authorization of any third party is required for the execution, delivery and performance of this Agreement and the other Transaction Documents.


6.    REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF MLPFS.

            MLPFS represents and warrants to, and agrees with, Multex.com that:

      6.1 ORGANIZATION. MLPFS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. MLPFS has all requisite power, authority and capacity, and has taken all action necessary, to execute and deliver this Agreement and the Addendum Amendment, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. No other proceedings on the part of MLPFS are necessary to authorize this Agreement and the Addendum Amendment and the transactions contemplated hereby and thereby. This Agreement and the Addendum Amendment have been duly authorized, validly executed and delivered by MLPFS and constitute the legal, valid and binding obligations of MLPFS, enforceable against MLPFS in accordance with their terms, except as such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity).

      6.2 NON-CONTRAVENTION; NO CONSENT. The execution and delivery of this Agreement and the other Transaction Documents and the performance by MLPFS of its obligations hereunder and thereunder will not conflict with or result in the breach of any term or provision of, (i) the Certificate of Incorporation or By-laws of MLPFS, (ii) any material contract to which MLPFS is a party or by which any of its assets are in any way bound, or (iii) any Law or Order by which MLPFS or any of its assets is in any way bound or obligated. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required for the execution, delivery and performance by MLPFS of this Agreement and the other Transaction Documents and no consent, approval or authorization of any third party is required for the execution, delivery and performance of this Agreement and the other Transaction Documents.

7.    REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF ML IBK.

            ML IBK represents and warrants to, and agrees with, Multex.com that:

      7.1 ORGANIZATION. ML IBK is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. ML IBK has all requisite power, authority and capacity, and has taken all action necessary, to execute and deliver this Agreement and the delivery of the Transferred Shares, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. No other proceedings on the part of ML IBK are necessary to authorize this Agreement and the delivery of the Transferred Shares and the transactions contemplated hereby and thereby. This Agreement and the delivery of the Transferred Shares have been duly authorized, validly executed and delivered by ML IBK and constitute the legal, valid and binding obligations of ML IBK, enforceable against ML IBK in accordance with their terms, except as such enforcement may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws (whether statutory, regulatory or decisional), now or hereafter in effect, relating to or affecting the rights of creditors generally or by equitable principles (regardless of whether considered in a proceeding at law or in equity). All of the Transferred Shares are owned, directly or indirectly, beneficially by ML IBK.

      7.2 NON-CONTRAVENTION; NO CONSENT. The execution and delivery of this Agreement and the other Transaction Documents and the performance by ML IBK of its obligations hereunder and thereunder will not conflict with or result in the breach of any term or provision of, (i) the Certificate of Incorporation or By-laws of ML IBK, (ii) any material contract to which ML IBK is a party or by which any of its assets are in any way bound, or (iii) any Law or Order by which ML IBK or any of its assets is in any way bound or obligated. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required for the execution, delivery and performance by ML IBK of this Agreement and the other Transaction Documents and no consent, approval or authorization of any third party is required for the execution, delivery and performance of this Agreement and the other Transaction Documents.


8.    COVENANTS/FURTHER ASSURANCES.

            (a) Each of the parties hereto agrees that it shall take all such further acts as may be reasonably required in connection with the consummation of the transactions contemplated hereby. Each of Multex.com and the Merrill Entities agree, to cooperate with and to deliver to the other party after the date hereof, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things, as may be reasonably necessary to give full effect to this Agreement and to allow each party to fully enjoy and exercise the rights accorded and acquired by it under this Agreement.

            (b) Each of the parties hereto agrees that it will not issue any press release or otherwise make any public statements with respect to the Transaction Documents or the transactions contemplated thereby without the prior written consent of the other party unless such party is compelled by Law or any Order applicable to such party to make such disclosure.


9.    NOTICES.

            All notices, consents, agreements and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex

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


or telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (c) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers and telecopier numbers set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties):

            (a)   If to Multex.com:

                  100 William Street, 7th Floor
                  New York, New York  10038
                  Telecopier No.:  (212) 607-2591
                  Attention: Chief Financial Officer

                  with a copy to its General Counsel at the same address;

                  with an additional copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  Telecopier No.:  (212) 728-8111
                  Attention: Steven A. Seidman, Esq.

            (b)   If to the Merrill Entities:

                  222 Broadway, 17th Floor
                  New York, New York  10038
                  Telecopier No.:  (212) 670-4517
                  Attention:  Jonathan Santelli, Esq.
                  with a copy to:

                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, New York  10022
                  Telecopier No.:  (212) 836-8689
                  Attention:  Stephen C. Koval, Esq.
                              William Tanenbaum, Esq.

10.   MISCELLANEOUS.

      10.1 SURVIVAL OF AGREEMENTS. Each party agrees that only those agreements specifically referenced herein are being altered in any respect and all other agreements between Multex.com and Merrill or any Affiliate of each are in full force and effect and remain subject to their terms.

      10.2 EXPENSES. Other than as specified in Section 2(d), each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the Transaction Documents and the performance of its obligations hereunder and thereunder.

      10.3 CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

      10.4 NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

      10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

      10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto, nor is this Agreement intended to confer upon any person except the parties hereto any rights or remedies hereunder, except that MLPFS or ML IBK, as the case may be, may assign this Agreement and any of the rights, interests or obligations hereunder to an Affiliate without the prior written consent of Multex.com. The foregoing notwithstanding, ML IBK shall not assign the 670,000 shares of Multex.com common stock referred to in this Agreement to an Affiliate that is a direct competitor of Multex.com.

      10.7 GOVERNING LAW. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal laws of the State of New York, without regard to the conflicts of law principles thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                          MULTEX.COM, INC.


                                          By:_________________________
                                          Name:
                                          Title:


                                          MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH INCORPORATED


                                          By:_________________________
                                          Name:
                                          Title:

                                          ML IBK POSITIONS, INC.


                                          By:_________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                      FORM OF AMENDED AND RESTATED WARRANT

                              AMENDED AND RESTATED

                                     WARRANT

                           To Purchase Common Stock of

                                Multex.com, Inc.

                                TABLE OF CONTENTS
                                                                            PAGE

1.   DEFINITIONS ............................................................  1
     ADDITIONAL SHARES OF COMMON STOCK ......................................  1
     AFFILIATE ..............................................................  1
     APPRAISED VALUE ........................................................  2
     BOARD OF DIRECTORS .....................................................  2
     BUSINESS DAY ...........................................................  2
     COMMISSION .............................................................  2
     COMMON STOCK ...........................................................  2
     CONVERTIBLE SECURITIES .................................................  2
     CURRENT MARKET PRICE ...................................................  2
     CURRENT WARRANT PRICE ..................................................  3
     EXCHANGE ACT ...........................................................  3
     EXERCISE PERIOD ........................................................  3
     EXPIRATION DATE ........................................................  3
     FULLY DILUTED OUTSTANDING ..............................................  3
     GAAP ...................................................................  4
     HOLDER .................................................................  4
     MAJORITY HOLDERS .......................................................  4
     NASD ...................................................................  4
     NASDAQ .................................................................  4
     ORIGINAL WARRANT .......................................................  4
     OTHER PROPERTY .........................................................  4
     OUTSTANDING ............................................................  4
     PERMITTED ISSUANCES ....................................................  4
     PERSON .................................................................  4
     PURCHASE AGREEMENT .....................................................  4
     RESTRICTED COMMON STOCK ................................................  5
     SECURITIES ACT .........................................................  5
     TRANSFER ...............................................................  5
     TRANSFER NOTICE ........................................................  5
     WARRANT ................................................................  5
     WARRANT PRICE ..........................................................  5
     WARRANT STOCK ..........................................................  5

2.   EXERCISE OF WARRANT ...................................................   5
          2.1  Manner of Exercise ..........................................   5


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



          2.2  Payment of Taxes ............................................   6
          2.3  Fractional Shares ...........................................   7
          2.4  Continued Validity ..........................................   7
          2.5  Investment Representations ..................................   7

3.   TRANSFER, DIVISION AND COMBINATION ....................................   7
          3.1  Transfer ....................................................   7
          3.2  Division and Combination ....................................   8
          3.3  Expenses ....................................................   8
          3.4  Maintenance of Books ........................................   8

4.   ADJUSTMENTS ...........................................................   8
          4.1   Stock Dividends, Subdivisions and Combinations..............   8
          4.2   Certain Other Distributions ................................   9
          4.3   Issuance of Additional Shares of Common Stock...............   9
          4.4   Issuance of Warrants or Other Rights .......................  10
          4.5   Issuance of Convertible Securities .........................  10
          4.6   Superseding Adjustment .....................................  11
          4.7   Other Provisions Applicable to Adjustments under
                this Section ...............................................  12
          4.8   Reorganization, Reclassification, Merger, Consolidation
                or Disposition of Assets ...................................  15
          4.9   Certain Limitations ........................................  15
          4.10  Adjustments ................................................  16

5.   NOTICES TO WARRANT HOLDERS ............................................  16
          5.1   Notice of Adjustments ......................................  16
          5.2   Notice of Certain Corporate Action .........................  16

6.   NO IMPAIRMENT .........................................................  16

7.   RESERVATION AND AUTHORIZATION OF COMMON STOCK;
     REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL
     AUTHORITY .............................................................  17

8.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS ....................  18

9.   RESTRICTIONS ON TRANSFERABILITY .......................................  18
          9.1   Restrictive Legend .........................................  18
          9.2   Notice of Proposed Transfers ...............................  18

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


10.  SUPPLYING INFORMATION .................................................  19

11.  LOSS OR MUTILATION ....................................................  19

12.   OFFICE OF THE COMPANY ................................................  19

13.   FINANCIAL AND BUSINESS INFORMATION ...................................  19
          13.1  Quarterly Information ......................................  19
          13.2  Annual Information .........................................  19
          13.3  Filings ....................................................  20
          13.4  Exception to Delivery Requirement ..........................  20

14.   APPRAISAL ............................................................  20

15.   LIMITATION OF LIABILITY ..............................................  21

16.   MISCELLANEOUS ........................................................  21
          16.1  Nonwaiver ..................................................  21
          16.2  Notice Generally ...........................................  21
          16.3  Remedies ...................................................  22
          16.4  Successors and Assigns .....................................  22
          16.5  Amendment ..................................................  22
          16.6  Severability ...............................................  22
          16.7  Headings ...................................................  22
          16.8  Governing Law ..............................................  22

EXHIBIT A

         SUBSCRIPTION FORM ................................................. A-1

EXHIBIT B

         ASSIGNMENT FORM ................................................... B-1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER, SUCH STATE SECURITIES LAWS OR THE PROVISIONS OF THIS WARRANT.



                              AMENDED AND RESTATED

                                     WARRANT

                           To Purchase Common Stock of

                                Multex.com, Inc.


      This is to certify that Merrill Lynch Pierce, Fenner & Smith Incorporated, or registered assigns, is entitled, at any time during the Exercise Period, to purchase from Multex.com, Inc., a Delaware corporation (the "Company"), (i) an aggregate of 31,859 shares of Common Stock at an exercise price of $12.31 per share, subject to adjustment as provided in Section 4 herein and (ii) an aggregate of 37,381 shares of Common Stock at an exercise price of $5.06 per share, subject to adjustment as provided for in Section 4 herein, all on the terms and conditions and pursuant to the provisions hereinafter set forth. This Warrant represents a portion of those warrants originally vested and exercisable under the Original Warrant issued by the Company to Merrill Lynch & Co., Inc., or its registered assigns, on January 31, 2000.

1.    DEFINITIONS

      As used in this Warrant, the following terms have the respective meanings set forth below:

      "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by the Company after the date hereof, other than Warrant Stock.

      "AFFILIATE" shall mean, with respect to any Person (a) any director, officer or stockholder holding 5% or more of the capital stock (on a fully diluted basis) of such Person, (b) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person) and (c) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term

"CONTROL" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "APPRAISED VALUE" shall mean, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest, (ii) a lack of voting power or (iii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month to end within 31 days prior to such date, based on the value of the Company, as determined in good faith by the Board of Directors or by an investment banking firm selected in accordance with the terms of Section 14 hereof adjusted to reflect the aggregate consideration receivable by the Company or the aggregate principal amount of indebtedness of the Company extinguishable upon the issuance of any and all securities not outstanding but deemed to be outstanding in the computation, divided by the number of Fully Diluted Outstanding shares of Common Stock.

      "BOARD OF DIRECTORS" shall have the meaning set forth in Section 4.7(a) hereof.

      "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday or a day on which banks in the City of New York are required or permitted to be closed.

      "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

      "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof, excluding any class which provides for (A) dividends at a fixed rate which rate does not vary based on the net income or operating results of the Company and/or its subsidiaries, (B) a preference as to liquidation which is limited to the consideration received by the Company for such stock and (C) no right of redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock in the circumstances contemplated by Section 4.8.

      "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

      "CURRENT MARKET PRICE" shall mean, in respect of any share of Common Stock on any date herein specified, (a) if there shall then be no public market for the Common Stock, the Appraised Value per share of Common Stock as at such date, or (b) if there shall then be a public market for the Common Stock, the average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date. The daily market price for each such Business Day shall be (i) the average of the last sale price on such day on the domestic stock exchanges on which such Common Stock is then listed or admitted to trading (if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on all such domestic exchanges), (ii) if the Common Stock is not then listed or admitted to trading on any domestic stock exchange, the average of the last reflected bid and asked prices on such day on Nasdaq, (iii) if the Common Stock is not then listed or admitted to trading on any domestic stock exchange or Nasdaq, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, (v) if there is no such firm, as mutually agreed to by the Company and Holder, or
(vi) if the Company and Holder cannot agree within fifteen days of such Business Day, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company.

      "CURRENT WARRANT PRICE" shall mean the exercise price at which a share of Common Stock may be purchased pursuant to the exercise of this Warrant on such date.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      "EXERCISE PERIOD" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

      "EXPIRATION DATE" shall mean, (a) with respect to the portion of this Warrant described in Section 2.1(a) (such portion of this Warrant subject to any adjustment under Section 4 herein), December 31, 2005, and (b) with respect to the portion of this Warrant described in Section 2.1(b) (such portion of this Warrant subject to any adjustment under Section 4 herein), December 31, 2006.

      "FULLY DILUTED OUTSTANDING" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of this Warrant outstanding on such date, and other options or warrants to purchase, or securities convertible or exchangeable into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share on a fully-diluted basis.

      "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

      "HOLDER" shall mean the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose, or any successor or assign.

      "MAJORITY HOLDERS" shall mean the Holders of in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of this Warrant.

      "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

      "NASDAQ" shall mean the Nasdaq National Market.

      "ORIGINAL WARRANT" shall mean the warrant issued by the Company to Merrill Lynch & Co., Inc., or its registered assigns, on January 31, 2000.

      "OTHER PROPERTY" shall have the meaning set forth in Section 4.8.

      "OUTSTANDING" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

      "PERMITTED ISSUANCES" shall mean (i) the issuance of (a) stock options to the Company's management employees and directors and (b) Common Stock or stock options, in an amount not to exceed 20% in the aggregate for all such issuances of the Company's Fully Diluted Outstanding shares of Common Stock, to lenders of the Company as partial consideration in connection with the Company's incurrence of debt from such lenders and (ii) the issuance of shares of Common Stock upon exercise of the options referred to in clause (i).

      "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

      "PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated as of June 20, 2002, among the Company, Holder and ML IBK Positions Inc. (as the same may be amended, restated, supplemented or otherwise modified from time to time).

      "RESTRICTED COMMON STOCK" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "TRANSFER" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

      "TRANSFER NOTICE" shall have the meaning set forth in Section 9.2.

      "WARRANT" shall mean this Amended and Restated Warrant to purchase 69,240 shares of Common Stock, as adjusted pursuant to the adjustment provisions set forth in Section 4 of this Warrant, and any warrant issued upon transfer, division or combination of, or in substitution for, any thereof.

      "WARRANT PRICE" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

      "WARRANT STOCK" shall mean the shares of Common Stock purchasable by the Holder of the Warrant upon the exercise thereof, as adjusted pursuant to Section 4 herein.

2.    EXERCISE OF WARRANT

      2.1 MANNER OF EXERCISE. Subject to adjustment pursuant to Section 4, (a) the portion of the Warrant to purchase 31,859 shares of Common Stock at an exercise price of $12.31 per share and (b) the portion of the Warrant to purchase 37,381 shares of Common Stock at an exercise price of $5.06 per share, are fully vested and immediately exercisable. Holder may exercise this Warrant on any Business Day, for all or any part of the number of vested shares of Common Stock purchasable hereunder through 5:00 p.m. Eastern Standard Time on the applicable Expiration Date of the portion of this Warrant being exercised (the "EXERCISE PERIOD").

      In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 100 William Street, New York, NY 10038 or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant; PROVIDED, that any notice of exercise given hereunder may be made contingent upon the happening of, and effective concurrently with the effectiveness of, any event, including, without limitation, the participation of any Holder in or closing of any public offering proposed to be effected by the Company or the closing of a sale pursuant to the exercise of any tag-along or other rights of participation by any Holder, if such contingency and such event are specified in such notice. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as EXHIBIT A, duly executed by Holder or its agent or attorney.

      Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice or as of the date all events have occurred that the notice has specified the exercise of the Warrant is contingent upon, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section
2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

      Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check or by surrender of rights under this Warrant to receive a number of shares of Warrant Stock having a fair market value equal to the aggregate Current Warrant Price of such Warrant Stock.

      2.2 PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder.

      2.3 FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share which the Holder of the Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

      2.4 CONTINUED VALIDITY. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 9 and 10 of this Warrant. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing its continuing obligation to afford to such holder all such rights; PROVIDED, HOWEVER, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

      2.5 INVESTMENT REPRESENTATIONS. Upon exercise of the Warrant, the Company may require customary investment representations from the Holder to assure that the issuance of Common Stock hereunder shall not require registration or qualification under the Securities Act.

3.    TRANSFER, DIVISION AND COMBINATION

      3.1 TRANSFER. (a) Subject to compliance with Section 9 hereof, transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in
Section 2.1 or the office or agency designated by the Company pursuant to
Section 12, together with a written assignment of this Warrant substantially in the form of EXHIBIT B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 9, execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Section 9, may be
exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

      (b) Holder agrees that it will not Transfer this Warrant or any portion thereof or the Warrant Stock, in each case, as adjusted from time to time by
Section 4 hereof, in violation of this Warrant. The provisions of this Section 3.1(b) notwithstanding, Holder may always Transfer this Warrant or any portion thereof or the Warrant Stock, in each case, as adjusted by Section 4 hereof, to any Affiliate of Holder.

      3.2 DIVISION AND COMBINATION. Subject to Section 9, this Warrant may be divided or combined with other warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new warrant or warrants in exchange for this Warrant or warrants to be divided or combined in accordance with such notice.

      3.3 EXPENSES. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new warrant or warrants under this
Section 3.

      3.4 MAINTENANCE OF BOOKS. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of this Warrant.

4.    ADJUSTMENTS

      The number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give the Holder (i) notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event in accordance with Section 5.1 and (ii) a certificate reflecting the number of shares of Common Stock underlying this Warrant and the exercise prices of this Warrant, as adjusted (with a worksheet showing the calculation thereof). Notwithstanding anything to the contrary in this Section 4, no adjustment under this Section 4 (other than subsection 4.1(c)) shall increase the Current Warrant Price or decrease the number of shares of Common Stock for which this Warrant is exercisable except for any rescission adjustment required to be made pursuant to the first sentence of
Section 4.6.

      With respect to the adjustments to the shares of Common Stock underlying this Warrant and the Current Warrant Price set forth in Section 4, such adjustments shall be separately made to each portion of this Warrant having the same Current Warrant Price.

      4.1 STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

            (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

            (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

            (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

      4.2 CERTAIN OTHER DISTRIBUTIONS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

            (a) cash (other than a cash distribution or dividend payable out of earnings for the year in which such dividend was declared or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company),

            (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

            (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then the Company shall give the Holder 30 days' prior written notice of any of the dividends or distributions described in paragraphs (a), (b) and (c) of this
Section 4.2 and shall permit the Holder to exercise any portion of this Warrant.

      4.3 ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. If at any time the Company (except as hereinafter provided) shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, in exchange for consideration in an amount per Additional Share of Common Stock which is less than the Current Warrant Price and less than the Current Market Price at the time the Additional Shares of Common Stock are issued, (i) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the then existing Current Warrant Price, and (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock Outstanding immediately after such issue or sale; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be increased to equal the product obtained by multiplying the Current Warrant Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Current Warrant Price resulting from the adjustment made pursuant to clause (i) above.

      The provisions of this Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under
Section 4.1. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under this Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or Section 4.5.

      4.4 ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities at an exercise price which is less than the Current Warrant Price and less than the Current Market Price, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the number of shares of Common Stock for which this Warrant is then exercisable shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Current Warrant Price or the number of shares for which this Warrant is exercisable shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

      4.5 ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities at an exercise price which is less than the Current Warrant Price and less than the Current Market Price, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the number of shares of Common Stock for which this Warrant is then exercisable shall be adjusted as provided in Section
4.3 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversions or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Current Warrant Price or the number of shares for which this Warrant is exercisable shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the Current Warrant Price or the number of shares for which this Warrant is exercisable shall be made upon the actual issue of such Additional Shares of Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Additional Shares of Common Stock upon such conversion or exchange of such Convertible Securities.

      4.6 SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the Current Warrant Price and the number of shares of Common Stock for which this Warrant is exercisable shall have been made pursuant to Section 4.4 or Section
4.5 as the result of any issuance of warrants, rights or Convertible Securities,

            (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

            (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased or decreased solely by virtue of provisions therein contained for an automatic increase or decrease in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants or rights or other Convertible Securities on the basis of

            (c) treating the number of Additional Shares of Common Stock or Other Property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

            (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease, as the case may be, of the consideration per share for which shares of Common Stock or Other Property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the Current Warrant Price and the number of shares of Common Stock for which this Warrant is exercisable shall be made pursuant to Section 4.4 or Section 4.5, as appropriate, which new adjustment shall supersede the previous adjustment so rescinded and annulled;

PROVIDED, that no rescission or recomputation adjustment shall be made under this Section 4.6 in respect of any portion of this Warrant which has been exercised prior to the occurrence of any action otherwise requiring such rescission or recomputation adjustment.

      4.7 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the Current Warrant Price and the number of shares of Common Stock for which this Warrant is exercisable provided for in this Section 4:

            (a) COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting
      (x) any amounts paid or receivable for accrued interest or accrued dividends and (y) any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company (the "BOARD OF DIRECTORS"). In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the lowest amount of additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the lowest amount of additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have issued such Additional Shares of Common Stock or Convertible Securities for no consideration. Whenever the Board of Directors shall be required to make a determination in good faith of the fair value of any consideration, such determination shall, if requested by the Majority Holders, be supported by an opinion of an investment banking firm of recognized national standing selected by the Company and reasonably acceptable to such Holders, with all costs thereof borne by the Company; PROVIDED, that if the determination of such fair value by the investment banking firm does not exceed the Board of Directors' determination of fair value by more than 10%, then the costs of such investment banking firm shall be borne by the Majority Holders.

            (b)   WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this
      Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 0.1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

            (c)   FRACTIONAL INTERESTS. In computing adjustments under this
      Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

            (d) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            (e) ESCROW OF WARRANT STOCK. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, Holder exercises this Warrant, then any additional shares of Common Stock and Other Property issuable upon exercise solely by reason of such adjustment shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Company and escrowed property returned.

            (f) CHALLENGE TO GOOD FAITH DETERMINATION. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by Holder, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to such Holder, with all costs thereof borne by the Company; PROVIDED, that if the determination of such fair value by the investment banking firm does not exceed the Board of Directors' determination of fair value by more than 10%, then the costs of such investment banking firm shall be borne by the Majority Holders.

            (g) CURRENT WARRANT PRICE NOT LESS THAN $.01. If, following any reduction of the Current Warrant Price and increase in the number of shares of Common Stock for which the Warrant is exercisable made pursuant to this Section 4, except any reduction made pursuant to subsections 4.1(a) or 4.1(b), the Current Warrant Price is reduced to an amount less than $.01, the Current Warrant Price shall be increased (without any further change in the number of shares of Common Stock for which this Warrant is exercisable) to equal the lesser of (x) the Current Warrant Price immediately prior to such adjustment and (y) $.01. However, for purposes of calculating any subsequent adjustment pursuant to this Section 4 (except this Section 4.7(g)) any increase in the Current Warrant Price pursuant to this Section 4.7(g) shall be disregarded.

      4.8 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("OTHER PROPERTY"), are to be received by or distributed to the holders of Common Stock, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall assume by written instrument the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8, "COMMON STOCK OF THE SUCCESSOR OR ACQUIRING CORPORATION" shall include (i) stock of such corporation of any class which does not provide for (A) dividends at a fixed rate which does not vary based on the net income or operating results of the Company and/or its subsidiaries, (B) a preference as to liquidation which is limited to the consideration received by the Company for such stock and (C) a right of redemption and (ii) any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

      4.9 CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than the par value per share of Common Stock.

      4.10 ADJUSTMENTS. The Company hereby represents and warrants to Holder that any adjustment required to be made by the Company pursuant to the terms of the Original Warrant (specifically including section 4 thereof) through and including the date hereof relating to (a) the number of shares of Common Stock (as defined in the Original Warrant) for which the Original Warrant was exercisable and (b) the Current Warrant Price (as defined in the Original Warrant) reflecting the exercise price of such Common Stock, have been made, and the shares of Common Stock exercisable by the Holder of this Warrant, and the Current Warrant Price of such exercisable shares, have each been fully adjusted to reflect any adjustments required to be made pursuant to the terms of the Original Warrant.

5.    NOTICES TO WARRANT HOLDERS

      5.1 NOTICE OF ADJUSTMENTS. Whenever the Current Warrant Price or the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.5 or 4.6(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause an executed copy of such certificate to be delivered to each Holder in accordance with Section 16.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

      5.2 NOTICE OF CERTAIN CORPORATE ACTION. The Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

6.    NO IMPAIRMENT

      The Company shall not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will, in good faith, assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

      Upon the request of Holder, the Company will, at any time during the period this Warrant is outstanding, acknowledge in writing, the continuing validity of this Warrant and the obligations of the Company hereunder.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

      The Company shall at all times reserve and keep available for issue upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock which shall be so issuable, when issued upon exercise of this Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

      Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take reasonable corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

      Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall take reasonable actions required, including, without limitation, amending its certificate of incorporation, to ensure that it has a sufficient number of shares of authorized and unissued shares of Common Stock in order to permit the exercise of the Warrants following such adjustment and obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

      If any shares of Common Stock required to be reserved for issuance upon the exercise of this Warrant require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.    TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

      In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.    RESTRICTIONS ON TRANSFERABILITY

      The Warrants shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

      9.1 RESTRICTIVE LEGEND. Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "This Warrant has not been registered under the Securities Act of 1933, as amended, nor registered or qualified under any state securities laws and may not be transferred in violation of such Act, the rules and regulations thereunder, such state securities laws or the provisions of this Warrant."

      9.2 NOTICE OF PROPOSED TRANSFERS. Subject to Section 3.1, prior to any Transfer or attempted Transfer of any Warrants, the holder of such Warrants shall give ten days' prior written notice (a "TRANSFER NOTICE") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such holder who shall be reasonably satisfactory to the Company, an opinion that the proposed Transfer of such Warrants may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion, the Company shall, within five days thereof, so notify the holder of such Warrants and such holder shall thereupon be entitled to Transfer such Warrants, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. The holder of the Warrants giving the Transfer Notice shall not be entitled to transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this
Section 9.2.

10.   SUPPLYING INFORMATION

      The Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.   LOSS OR MUTILATION

      Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new warrant of like tenor to such Holder; PROVIDED, HOWEVER, that in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

12.   OFFICE OF THE COMPANY

      As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.   FINANCIAL AND BUSINESS INFORMATION

      13.1 QUARTERLY INFORMATION. The Company will deliver to each Holder, as soon as practicable after the end of each of the first three quarters of the Company, and in any event within 45 days thereafter, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the close of such quarter, and the related unaudited consolidated statements of income and changes in financial position of the Company for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP and accompanied by the certification of the Company's chief executive officer or chief financial officer that such financial statements are complete and correct and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be.

      13.2 ANNUAL INFORMATION. The Company will deliver to each Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, one copy of:

            (i) an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and

            (ii) audited consolidated statements of income, retained earnings and changes in financial position of the Company and its subsidiaries for such year;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (i) an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company and (ii) a report of such independent certified public accountants confirming any adjustment made pursuant to Section 4 during such year.

      13.3 FILINGS. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with
(i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

      13.4 EXCEPTION TO DELIVERY REQUIREMENT. Notwithstanding anything to the contrary in this Section 13, for so long as the Company is a reporting company under the Exchange Act, the Company shall not be required to provide Holder with any of the items described in Sections 13.1, 13.2 and 13.3 so long as the Company's reports required to be filed with the Commission (containing the type of information described above) are timely filed with the Commission.

14.   APPRAISAL

      The determination of the Appraised Value per share of Common Stock (if necessary) shall be made in good faith by the Board of Directors of the Company. In the event the Appraised Value determined in good faith by the Board of Directors is not acceptable to the Majority Holders, then the

Appraised Value shall be made by an investment banking firm of nationally recognized standing selected by the Company and acceptable to the Majority Holders. If the investment banking firm selected by the Company is not acceptable to the Majority Holders and the Company and the Majority Holders cannot agree on a mutually acceptable investment banking firm, then the Majority Holders and the Company shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. The Company shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of Appraised Value required by the terms of this Warrant; PROVIDED, that if the determination of such Appraised Value by the investment banking firm does not exceed the Board of Directors' determination of Appraised Value by more than 10%, then the costs of such investment banking firm shall be borne by the Majority Holders.

15.   LIMITATION OF LIABILITY

      No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

16.   MISCELLANEOUS

      16.1 NONWAIVER. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies.

      16.2 NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by overnight courier, addressed as follows:

            (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of the Company maintained for such purpose.

            (b)   If to the Company at

                  Multex.com, Inc.
                  100 William Street
                  New York, New York  10038
                  Telephone: (212) 607-2400
                  Facsimile: (212) 607-2591

                  Attention:  Chief Financial Officer

      with a copy to the Company's General Counsel at the same address,

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

      16.3 REMEDIES. Any Holder of this Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      16.4 SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

      16.5 AMENDMENT. This Warrant and all other warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such warrant may be modified or amended to reduce the number of shares of Common Stock for which such warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

      16.6 SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

      16.7 HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

      16.8 GOVERNING LAW. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

                           [SIGNATURE PAGE(S) FOLLOW]



Date of Original Warrant: January 31, 2000
Date of this Warrant: June 20, 2002


                                            MULTEX.COM, INC.


                                            By:____________________________
                                               Name: Isaak Karaev
                                               Title:   C.E.O.

Attest:


By:_________________________
      Name:
      Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

      The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of _____ Shares of Common Stock of ________________________ and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _______________ whose address is ____________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                                            -------------------------------
                                            (Name of Registered Owner)



                                            -------------------------------
                                            (Signature of Registered Owner)



                                            -------------------------------
                                            (Street Address)



                                            -------------------------------
                                            (City)   (State)  (Zip Code)


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                                 ASSIGNMENT FORM


      FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

NAME AND ADDRESS OF ASSIGNEE                    NUMBER OF SHARES OF COMMON STOCK




and does hereby irrevocably constitute and appoint _____________________ attorney-in-fact to register such transfer on the books of __________________ maintained for the purpose, with full power of substitution in the premises.


Dated:_________________________                  Print Name:___________________

                                                 Signature:____________________

                                                 Witness:______________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                           FORM OF ADDENDUM AMENDMENT

  AMENDMENT NO. 2 DATED JUNE 20, 2002 TO ADDENDUM NO. 3 TO MASTER AGREEMENT FOR ELECTRONIC DISTRIBUTION SERVICES DATED DECEMBER 21, 1999, BETWEEN MERRILL LYNCH,
            PIERCE, FENNER & SMITH INCORPORATED AND MULTEX.COM, INC.

      Reference is made to Addendum No. 3 to Master Agreement for Electronic Distribution Services ("Master Agreement") dated as of December 21, 1999, between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Multex.com, Inc. ("Multex," formerly known as Multex Systems, Inc.) ("Addn-3").

      This Amendment dated June 20, 2002 is effective as of June 20, 2002 (the "Effective Date"). Unless defined herein, all terms with initial capitalization shall have the meanings set forth in Addn-3 and/or the Master Agreement.

      Except as specifically amended by this Amendment, the terms and conditions of Addn-3 shall remain in full force and effect. In the event of any inconsistency between the provisions of Addn-3 and this Amendment dated as of June 20, 2002, the provisions of this Amendment shall prevail with respect to the specific matter referenced herein.

      WHEREAS, Addn-3 provides for the payment by ML to Multex of an Output License Fee;

      WHEREAS, ML and Multex wish to amend the payment schedule of the Output License Fee set forth in Addn-3;

      WHEREAS, ML and Multex are entering into a Purchase and Sale Agreement and Amended and Restated Warrant Agreement of even date herewith pursuant to which ML is transferring a portion of its Multex common stock to Multex and forfeiting certain warrants issued by Multex to Merrill; and

      WHEREAS, ML and Multex wish to amend certain provisions of Addn-3 relating to said warrants;

      NOW, THEREFORE, in consideration of the mutual promises contained herein and set forth in Addn-3, Merrill Lynch and Multex hereby agree as follows:

1. Effective as of the date hereof, the second sentence of Section 9.5 of Addn-3 is hereby deleted and the following shall be substituted in lieu thereof: "As consideration for the Output Right, and subject to the terms, conditions and limitations herein, ML shall pay Multex a license fee (the "OUTPUT LICENSE") at the rate of $1 million per year in each of Years 1 and 2 and $500,000 in Year 3. The parties hereto agree that there shall be no Output License Fee in Years 4 or 5 or for any renewal term of the Agreement. Notwithstanding the above, the Output Right granted to ML and ML's ability to exercise said Output Right shall remain in effect for the Term of the Agreement.

2. Effective as of the date hereof, the second sentence of Section 20.7 of Addn-3 is hereby amended by deleting the words "and ML shall therefore, have no obligation to pay the Output License Fee accruing after the termination or expiration of the 1999 Master Agreement" from the end of the section and adding a new final sentence, as follows: "For the avoidance of doubt, the Output License shall be deemed fully paid up for the Term once the final installment of $500,000 due for Year 3 has been received by Multex."

3.    Effective as of the date hereof, Section 13 of Addn-3 is hereby deleted.

      IN WITNESS WHEREOF, the parties, Merrill Lynch and Multex, each acting under due and proper authority, have executed this Amendment dated as of the Effective Date.


MULTEX.COM, INC.                                MERRILL LYNCH, PIERCE, FENNER
                                                        & SMITH INCORPORATED

By:                                             By:
   ------------------------------                  -----------------------------

Name:                                           Name:   Laurence A. Tosi
     ----------------------------
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Title:                                          Title:  Managing Director
      ---------------------------
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